EXHIBIT 10(bf)

NON-QUALIFIED DEFINED BENEFIT PLAN
FOR THE PRESIDENT OF NATIONAL WESTERN LIFE INSURANCE COMPANY

Effective
November 1, 2005

NON-QUALIFIED DEFINED BENEFIT PLAN
FOR THE PRESIDENT OF NATIONAL WESTERN LIFE INSURANCE COMPANY

Table of Contents

		Page

ARTICLE I - Purpose, Definitions and Construction		1
1.1	Purpose of the Plan	1
1.2	Definitions	3
1.3	Construction

ARTICLE II - Eligibility
2.1	Eligibility Requirements	4
2.2	Loss of Eligible Employee Status	4

ARTICLE III - Funding
3.1	Funding	5

ARTICLE IV - Benefits Under the Plan
4.1	Normal Retirement Benefit	6
4.2	In-Service Normal Retirement Benefit	6
4.3	Early Retirement Benefit	7
4.4	Disability Retirement Benefit	8
4.5	Deferred Vested Pension Benefit	9
4.6	Pre-Retirement Death Benefit	9

ARTICLE V - Determination of Payment of Account
5.1	Time of Payment	11
5.2	Form of Payment	11
5.3	Payment to the Participant's Beneficiary	12
5.4	Payments to an Alternate Payee	12

ARTICLE VI - Miscellaneous
6.1	Administration of the Plan	13
6.2	Benefit Claims	13
6.3	Amendment of the Plan	14
6.4	Termination of the Plan	15
6.5	Notices to Participants	15
6.6	Non-Alienation	15
6.7	Severability	15
6.8	Governing Law	15
6.9	Taxes	15
6.10	Waiver	15

ARTICLE I
PURPOSE, DEFINITIONS AND CONSTRUCTION

1.1 Purpose of the Plan

        This Plan is established by the Employer to provide an additional benefit for the Participant, to augment the retirement benefits which are otherwise provided to him under the Qualified Plan (as defined below). This Plan is not intended to, and does not, qualify under sections 401(a) and 501(a) of the Code (as defined below), and is designed and intended to be a plan described in section 201(2) of ERISA (as defined below)

        This Plan is subject to section 409A of the Code and is intended to provide for post-2004 benefit accruals in lieu of continued benefit accruals under the Grandfathered Nonqualified Plan. However, this Plan is a separate plan from the Grandfathered Nonqualified Plan, and nothing herein shall be construed to constitute a material modification of the Grandfathered Nonqualified Plan or to otherwise cause the Grandfathered Nonqualified Plan to be subject to section 409A of the Code. The Participant's benefit under the Grandfathered Nonqualified Plan was frozen effective as of December 31, 2004. Because the Participant did not have a positive benefit under the Grandfathered Nonqualified Plan as of such date, the amendment freezing such benefit also terminated all benefits for the Participant under the Grandfathered Nonqualified Plan.

        This Plan is intended to comply with the requirements of Code section 409A and, notwithstanding anything herein to the contrary, shall be administered, operated, and interpreted in compliance with such requirements.

1.2 Definitions

The following terms, when found in the Plan, shall have the meanings set forth below:

(a) Accrued Benefit: The benefit determined under Article IV hereof which has accrued at any time under the provisions of the Plan.

        (b)     Actuarially Equivalent: The equivalent in value of amounts expected to be received under the Plan under different forms of payment, determined based upon an interest assumption of eight and one-half percent (8.5%) and a mortality assumption based on the 1984 Unisex Pension (UP84) Mortality Table.

(c) Beneficiary: The person or persons designated (or deemed designated) by the Participant under Section 5.3 to receive any benefits payable hereunder after the death of the Participant.

(d) Code: The Internal Revenue Code of 1986, as it may be amended from time to time, including any successor.

        (e)     Compensation: Twelve (12) times the average of the Participant's monthly compensation over the sixty (60)-consecutive calendar months during which the average of his monthly compensation is the highest. "Monthly compensation" shall be the total remuneration paid by the Employer during each month of the Plan Year and reported as taxable income on Internal Revenue Service Form W-2 or its subsequent equivalent. Notwithstanding the foregoing, "monthly compensation" shall include director's fees; amounts deferred under Code Sections 125, 132(f)(4), or 401(k); and nonqualified elective deferrals, and "monthly compensation" shall exclude reimbursements or other expense allowances, moving expenses, welfare benefits, nonqualified retirement benefits, bonuses relating to or in lieu of nonqualified retirement benefits, and imputed value of insurance. Compensation hereunder shall not be subject to any limitations applicable to tax-qualified plans, such as pursuant to Code Sections 401(a)(17) or 415.

        (f)     Disability or Disabled: Has the meaning set forth in Code section 409A(a)(2)(C); provided that the Participant will be considered Disabled for purposes of the Plan if and only if he is determined to be totally disabled by the Social Security Administration. The Participant's Disability shall be considered to have ended at such time as a determination is made by the Social Security Administration that no further disability benefits shall be payable to the Participant under the Social Security Act.

(g) Early Retirement Age: The date on which the Participant attains age fifty-five (55).

        (h)     Early Retirement Date: The first day of the month which is prior to the Participant's Normal Retirement Date, but follows his attainment of Early Retirement Age, completion of fifteen (15) Years of Service, and Separation from Service.

(i) Effective Date: November 1, 2005.

        (j)     Eligible Employee: The individual who is the President of the Employer as of the Effective Date while he remains a member of the select group of management or highly compensated employees of the Employer, as such term is defined under Section 201 of ERISA.

(k) Employer: National Western Life Insurance Company, a corporation organized and existing under the laws of the State of Colorado, and any successor or successors.

(l) ERISA: the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, including any successor.

        (m)     Grandfathered Nonqualified Plan: the National Western Life Insurance Company Non-Qualified Defined Benefit Plan, originally adopted effective as of January 1, 1991 and as amended from time to time.

(n) Hire Date: April 1, 1991.

(o) Normal Retirement Age: The date on which the Participant attains age sixty-five (65).

(p) Normal Retirement Date: The first day of the month coincident with or next following the Participant's attainment of Normal Retirement Age.

(q) Participant: The Eligible Employee who has met the requirements of Section 2.1 hereof, and whose participation has not been terminated.

(r) Plan: The Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company, as set forth herein, and as it may be amended from time to time.

(s) Plan Year: The twelve-month period beginning on January 1 and ending on December 31 each year.

(t) Qualified Plan: The National Western Life Insurance Company Pension Plan, as amended from time to time.

(u) Separates from Service or Separation from Service: The Participant's "separation from service" with the Employer within the meaning of Code section 409A(a)(2)(A)(i).

        (v)     Service: The period of the Participant's employment considered in the determination of his eligibility hereunder and in the calculation of the amount of his benefits. The Participant's Service shall be determined in twelve (12)-month periods, commencing with the twelve (12)-month period that begins on his Hire Date, and thereafter based on Plan Years, including the Plan Year within which falls his Hire Date. During such twelve (12)-month periods, a Year of Service will be granted if the Participant completes at least one thousand (1,000) Hours of Service. An Hour of Service is each hour for which the Participant is paid by virtue of his employment with the Employer, including hours paid but not worked, and including hours completed prior to the date he actually becomes a Participant hereunder.

(w) Committee: The individuals appointed by the Board of Directors of the Employer, and known as the Pension Committee, to manage and direct the administration of the Plan.

1.3 Construction

        The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may indicate the plural, unless the context clearly indicates the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

ARTICLE II
ELIGIBILITY

2.1 Eligibility Requirements

The Eligible Employee shall become a Participant hereunder as of the Effective Date.

2.2 Loss of Eligible Employee Status

        In the event of the demotion or termination of employment of the Eligible Employee, such that the employee is no longer an Eligible Employee with the meaning of Section 1.2(j) herein, the employee shall lose his status as a Participant, and no further benefit accruals for the employee shall be allowed under the Plan.

ARTICLE III

FUNDING

3.1 Funding

        The Employer is under no obligation to earmark or set aside any funds toward the funding of this Plan. However, the benefits to be provided to each Participant hereunder may be paid from the assets, if any, of the National Western Life Insurance Company Non-Qualified Plans Trust, designed and intended to be an irrevocable grantor trust under Code section 671. However, if the assets of such trust are not available or are insufficient to pay such benefits or if no such trust is established or funded, then benefits hereunder shall be paid solely from the general assets of the Employer. The rights of the Participant and any Beneficiary hereunder shall be solely those of an unsecured general creditor of the Employer.

ARTICLE IV
BENEFITS UNDER THE PLAN

4.1 Normal Retirement Benefit

The benefit to be paid to the Participant if he Separates from Service upon his Normal Retirement Date shall be equal to (a) less (b) less (c) where:

        (a)     equals the product of the following amounts determined as of the date of the Participant's Separation from Service (i) the Participant's years of Service (up to a maximum of forty-five (45)) multiplied by (ii) 1.66667% multiplied by (iii) the excess of the Participant's Compensation over the Participant's "Primary Social Security Benefit" as defined by the terms of the Qualified Plan as of December 31, 1990, as if the Qualified Plan had continued without change and without regard to limitations applicable under Code sections 401(a)(17) and 415;

        (b)     equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant's actual annual compensation during each year of Service on and after the Participant's Hire Date, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to the Participant's Normal Retirement Date; and

(c) equals the annual benefit which is actually payable to or with respect to the Participant under the terms of the Qualified Plan at his Normal Retirement Date.

Such benefit shall be payable effective as of the Participant's Normal Retirement Date, in accordance with Article V hereof as to the time, form, and duration of payment. Monthly installments under Article V shall be calculated by dividing the Participant's annual benefit by twelve (12).

4.2 In-Service Normal Retirement Benefit

(a) The benefit to be paid to the Participant upon his Normal Retirement Date if he does not Separate from Service upon such date shall be equal to (i) less (ii) less (iii) where:

     (i)     equals the product of the following amounts determined as of the Participant's Normal Retirement Date (A) the Participant's years of Service (up to a maximum of forty-five (45)) multiplied by (B) 1.66667% multiplied by (C) the excess of the Participant's Compensation over the Participant's "Primary Social Security Benefit" as defined by the terms of the Qualified Plan as of December 31, 1990, as if the Qualified Plan had continued without change and without regard to limitations applicable under Code Sections 401(a)(17) and 415;

     (ii)    equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant's actual annual compensation during each year of Service on and after the Participant's Hire Date, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to the Participant's Normal Retirement Date; and

     (iii)   equals the annual benefit which is payable (or which would be payable if elected by the Participant) to or with respect to the Participant under Section 7.7 (or any successor provision) of the Qualified Plan at the Participant's Normal Retirement Date.

        (b)     Subsequent to the Participant's Normal Retirement Date, the net annual benefit payable to the Participant as of his Normal Retirement Date shall be increased for additional Service and changes in Compensation as follows:

(i) The annual benefit under Section 4.2(a)(i) shall be reduced by the amount determined under Section 4.2(a)(ii);

     (ii)    The net benefit under Section 4.2(b)(i) shall be increased by multiplying it by (A) the ratio of the Participant's then current years of Service (up to a maximum of forty-five (45)) to his years of Service credited as of his Normal Retirement Date and (B) the ratio of the Participant's then current Compensation to his Compensation as of his Normal Retirement Date; and

     (iii)   The adjusted annual benefit under Section 4.2(b)(ii) shall then be reduced by the annual benefit which is then payable (or which would have been then payable if elected by the Participant at his Normal Retirement Date) to or with respect to the Participant under Section 7.7 (or any successor provision) of the Qualified Plan.

For purposes of calculating the benefit payable to the Participant under Section 4.2(b)(ii), the Participant's (i) Compensation and Service and (ii) resulting pension benefit under this Plan shall be redetermined on a monthly basis.

        (c)     The Participant's benefit under this Section 4.2 shall be payable effective as of the Participant's Normal Retirement Date, in accordance with Article V hereof as to the time, form, and duration of payment. Monthly installments under Article V shall be calculated by dividing the Participant's annual benefit by twelve (12).

4.3 Early Retirement Benefit

        The benefit to be paid to the Participant if he Separates from Service on or after his Early Retirement Date and before his Normal Retirement Date shall be equal to (a) less (b) less (c), with the net result adjusted under (d) where:

        (a)     equals the product of the following amounts determined as of the date of the Participant's Separation from Service (A) the Participant's years of Service (up to a maximum of forty-five (45)) multiplied by (B) 1.66667% multiplied by (C) the excess of the Participant's Compensation over the Participant's "Primary Social Security Benefit" as defined by the terms of the Qualified Plan as of December 31, 1990, as if the Qualified Plan had continued without change and without regard to limitations applicable under Code sections 401(a)(17) and 415;

        (b)     equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant's actual annual compensation during each year of Service on and after the Participant's Hire Date, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to the Participant's Early Retirement Date; and

        (c)     equals the annual benefit which is actually payable to or with respect to the Participant under the terms of the Qualified Plan if his retirement under such plan were effective as of his Early Retirement Date.

        (d)     Such net benefit ((a) less (b) less (c)) shall be reduced to reflect early commencement, by one-fifteenth (1/15th) for each of the first five (5) years and one-thirtieth (1/30th) for each of the next five (5) years by which the Participant's Early Retirement Date precedes the Participant's Normal Retirement Date, with such reduction interpolated between whole years of completed months.

Such benefit shall be payable effective as of the Participant's Early Retirement Date, in accordance with Article V hereof as to the time, form, and duration of payment. Monthly installments under Article V shall be calculated by dividing the Participant's annual benefit by twelve (12).

4.4 Disability Retirement Benefit

        The benefit to be paid to the Participant if he Separates from Service prior to his Normal Retirement Date (or prior to his Early Retirement Date if he has completed fifteen (15) years of Service upon such separation) due to Disability shall be equal to (a) less (b) less (c) where:

        (a)     equals the product of the following amounts determined as of the Participant's Normal Retirement Date and as if the Participant had remained in Service while Disabled (i) the Participant's years of Service (up to a maximum of forty-five (45)) multiplied by (ii) 1.66667% multiplied by (iii) the excess of the Participant's Compensation over the Participant's "Primary Social Security Benefit" as defined by the terms of the Qualified Plan as of December 31, 1990, as if the Qualified Plan had continued without change and without regard to limitations applicable under Code sections 401(a)(17) and 415;

        (b)     equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant's actual annual compensation during each year of Service on and after the Participant's Hire Date, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to the Participant's Normal Retirement Date; and

(c) equals the annual benefit which is actually payable to or with respect to the Participant under the terms of the Qualified Plan.

        Such benefit shall be payable effective as of the Participant's Normal Retirement Date, in accordance with Article V hereof as to the time, form, and duration of payment. Monthly installments under Article V shall be calculated by dividing the Participant's annual benefit by twelve (12).

4.5 Deferred Vested Pension Benefit

        The benefit to be paid to the Participant if he Separates from Service at a time when he (or his Beneficiary) is not entitled to a benefit under Section 4.1, 4.2, 4.3, 4.4, or 4.6 shall be equal to (a) less (b) less (c) where:

        (a)     equals the product of the following amounts determined as of the date of the Participant's Separation from Service (i) the Participant's years of Service (up to a maximum of forty-five (45)) multiplied by (ii) 1.66667% multiplied by (iii) the excess of the Participant's Compensation over the Participant's "Primary Social Security Benefit" as defined by the terms of the Qualified Plan as of December 31, 1990, as if the Qualified Plan had continued without change and without regard to limitations applicable under Code sections 401(a)(17) and 415;

        (b)     equals the Actuarially Equivalent life annuity which may be provided by an accumulation of two percent (2%) of the Participant's actual annual compensation during each year of Service on and after the Participant's Hire Date and until the date of Separation from Service, accumulated at an assumed interest rate of eight and one-half percent (8.5%) to the effective date of benefit commencement; and

(c) equals the annual benefit which is actually payable to or with respect to the Participant under the terms of the Qualified Plan.

If the Participant had completed at least fifteen (15) years of Service upon his Separation from Service such benefit shall be payable effective as of the first day of the month coincident with or next following his Early Retirement Age, but shall be reduced for early commencement in accordance with Section 4.3(d). If the Participant had not completed at least fifteen (15) years of Service upon his Separation from Service, such benefit shall be payable effective as of the Participant's Normal Retirement Date. In either case, such benefit shall be paid in accordance with Article V hereof as to time, form, and duration of payment. Monthly installments under Article V shall be calculated by dividing the Participant's annual benefit by twelve (12).

4.6 Pre-Retirement Death Benefit

        (a)     If the Participant dies prior to commencement of a benefit under the foregoing provisions of this Article IV, his Beneficiary shall be entitled to receive the Actuarial Equivalent of his Accrued Benefit that would have been payable at his Normal Retirement Date, determined as if the Participant Separated from Service on his date of death, survived until his Normal Retirement Date, and commenced receipt of his benefit effective as of his Normal Retirement Date.

        (b)     If the Participant dies following his Separation from Service due to Disability and prior to the commencement of a disability pension benefit under Section 4.4, his Beneficiary shall be entitled to receive the Actuarial Equivalent of his Accrued Benefit that would have been payable at his Normal Retirement Date under Section 4.4.

        (c)     The pre-retirement death benefit payable to the Participant's Beneficiary shall be payable effective as of the first day of the month coinciding with or next following the date of the Participant's death, in accordance with Article V hereof as to the time, form, and duration of payment. Monthly installments under Article V shall be calculated by dividing the Beneficiary's annual benefit by twelve (12).

ARTICLE V
DETERMINATION OF PAYMENT OF ACCOUNT

5.1 Time of Payment

(a) Payment to the Participant (or his Beneficiary) shall commence effective upon the first to occur of the payment events set forth in Article IV.

        (b)     Payment shall commence within three (3) months after the effective date of payment under Article IV, with the first payment to include all benefits payable from the effective date of payment to the date of the first payment.

        (c)     Notwithstanding the foregoing, payment to the Participant shall be delayed to the extent required by Code section 409A(a)(2)(B)(i). Accordingly, if the Participant is a "specified employee" as defined by Code section 409A(a)(2)(B)(i), any payments which the Participant is otherwise entitled to receive under Section 4.1, 4.3, 4.4, or 4.5 during the six (6)-month period beginning on the date the Participant Separates from Service shall be accumulated and paid effective as of the date that is six (6) months after the date the Participant Separates from Service. This Section 5.1(c) is intended to satisfy the minimum requirements of Code section 409A(a)(2)(B)(i) and shall not be construed to limit or apply to distributions to the extent those distributions are not subject to the requirements of such Code section.

(d) Notwithstanding anything herein to the contrary, the payment of benefits hereunder shall not be accelerated in a manner that would not be permissible under Code section 409A.

5.2 Form of Payment

        (a)     With respect to benefits payable under Sections 4.1 through 4.5, the Participant shall receive his vested Accrued Benefit payable in the form of a twenty-one (21)-year guaranteed single life annuity payable in monthly installments. Payments under such annuity shall be guaranteed for twenty-one (21) years after the initial effective date of the Participant's commencement of benefits under Article IV (additional benefits payable under Section 4.2(b) are not subject to an additional or separate twenty-one (21)-year guarantee period), and shall continue for the life of the Participant if the Participant lives beyond such guarantee period.

        (b)     With respect to benefits payable under Section 4.6, the Participant's Beneficiary shall receive the Actuarial Equivalent of the Participant's Accrued Benefit in the form of substantially equal monthly installments payable over a period of twenty-one (21) years.

        (c)     Any benefit payable hereunder may be paid directly by the Employer (or its delegate) or by any funding vehicle established pursuant to Section 3.1. At the discretion of the Committee or, as applicable, the trustee of any trust established pursuant to Section 3.1, payment of such benefit may be facilitated through purchase of an annuity contract; provided that in no event shall any action be taken to cause the Plan to be considered funded for purposes of the Code or Title I of ERISA.

5.3 Payment to the Participant's Beneficiary

        (a)     The Participant may designate one or more Beneficiaries to receive any benefits payable under the Plan after the death of the Participant. The Participant may revoke or change a prior beneficiary designation at any time prior to his death by filing a new beneficiary designation with the Employer on a form acceptable to the Employer. To be effective, any beneficiary designation or revocation of a beneficiary designation must be on a form acceptable to the Employer and must be filed with and received by the Employer prior to the death of the Participant.

        (b)     Any designation of a person as a Beneficiary shall be deemed to be contingent upon the person's surviving the Participant. Any designation of a class or group of Beneficiaries shall be deemed to be a designation of only those members of the class or group who are living at the time of the Participant's death. Any designation of a trust as a Beneficiary shall be invalid if the trust is not in existence at the time of the Participant's death. The Participant may designate (in the manner provided in subsection (a), above) one or more persons as a contingent Beneficiary or Beneficiaries to receive, upon the Participant's death, the benefit that the primary Beneficiary would have received had the primary Beneficiary survived the Participant.

        (c)     If the Participant does not make an effective beneficiary designation prior to death or if no designated Beneficiary survives the Participant, the Participant's estate shall be deemed to be his Beneficiary.

(d) References hereunder to a benefit payable to or with respect to the Participant include any benefit payable to the Participant's designated beneficiary or estate.

5.4 Payments to an Alternate Payee

        (a)     The Committee may establish a procedure for the Plan to administer qualified domestic relations orders. Such procedure shall comply with the applicable requirements of ERISA Sections 206(d)(3) and 514(b)(7).

        (b)     The Committee may approve payment to an alternative payee, pursuant to the terms of a qualified domestic relations order, as defined under ERISA sections 206(d)(3) and 514(b)(7); provided that payment to an alternate payee may not commence prior to the Participant's "earliest retirement age" as defined by ERISA section 206(d)(3)(E)(ii). Any such payment shall not be prohibited by Section 6.6 or, to the extent permitted under Code section 409A, Section 5.1(d).

        (c)     Any benefits payable to the Participant's alternate payee(s) under the Qualified Plan shall be included as a benefit payable to or with respect to the Participant for purposes of determining the Qualified Plan offset under Sections 4.1(c), 4.2(a)(iii), 4.2(b)(iii), 4.3(c), 4.4(c), and 4.5(c) (as applicable).

ARTICLE VI
MISCELLANEOUS

6.1 Administration of the Plan

        The Plan shall be administered by the Committee. The books and records of the Plan shall be maintained by the Employer at its expense, and no member of the Board of Directors of the employer, or any employee of the Employer acting on its behalf, shall be liable to any person for any action taken or omitted in connection with the administration of the Plan, unless attributable to his own fraud or willful misconduct.

        (a)     The Employer shall appoint the members of the Committee and may terminate a Committee member at any time by providing written notice of such termination to the member. Any member of the Committee may resign by delivering his written resignation to the Employer and to the other members of the Committee.

        (b)     The Committee shall perform any act which the Plan authorizes. The Committee may, by a writing signed by a majority of its members, appoint any member of the Committee to act on behalf of the Committee.

        (c)     The Committee may designate in writing other persons to carry out its responsibilities under the Plan, and may remove any person designated to carry out its responsibilities under the Plan by notice in writing to that person. The Committee may employ persons to render advice with regard to any of its responsibilities. All usual and reasonable expenses of the Committee shall be paid by the Employer. The Employer shall indemnify and hold harmless each member of the Committee from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs), in connection with the performance by such member of his duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person so acting.

        (d)     The Committee shall establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. The Committee shall have the authority to interpret the Plan in its sole and absolute discretion, and shall determine all questions arising in the administration, interpretation and application of the Plan, including all claims for benefit hereunder. All determinations of the Committee shall be conclusive and binding on all concerned.

6.2 Benefit Claims

        The Committee shall administer the claims procedures set forth in this Section 6.2 in accordance with section 503 of ERISA. The Committee shall automatically direct the distribution of all benefits to which the Participant is entitled hereunder. In the event that the Participant believes that he has been denied benefits to which he is entitled under the provisions of the Plan, the Committee shall, upon the request of the Participant, provide to the Participant written notice of the denial which shall set forth:

(a) the specific reason or reasons for the denial;

(b) specific references to pertinent Plan provisions on which the Committee based its denial;

(c) a description of any additional material or information needed for the Participant to perfect the claim and an explanation of why the material or information is needed;

        (d)     a statement that the Participant or his authorized representative may (i) request a review upon written application to the Committee; (ii) review pertinent Plan documents; and (iii) submit issues and comments in writing;

        (e)     a statement that any appeal the Participant wishes to make of the adverse determination must be made in writing to the Committee within sixty (60) days (one hundred eighty (180) days in the case of a claim relating to Disability benefits) after receipt of the Committee's notice of denial of benefits and that failure to appeal the initial determination to the Committee in writing within such sixty (60)-day period (one hundred eighty (180)-day period in the case of a claim relating to Disability benefits) will render the Committee's determination final, binding, and conclusive; and

(f) the address to which the Participant must forward any request for review.

If the Participant should appeal to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of the claim is justified under the circumstances. The Committee shall advise the Participant in writing of its decision on appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within sixty (60) days (forty-five (45) days in the case of a claim relating to Disability benefits) after the Participant's written request for review is received, unless special circumstances (such as a hearing) would make the rendering of a decision within such sixty (60)-day period (forty-five (45)-day period in the case of a claim relating to Disability benefits) impracticable. In such case, notice of an extension shall be provided to the Participant within the original sixty (60)-day period (forty-five (45)-day period in the case of a claim relating to Disability benefits), and notice of a final decision regarding the denial of a claim for benefits will be provided within one hundred twenty (120) days (ninety (90) days in the case of a claim relating to Disability benefits) after receipt of the original request for review.

6.3 Amendment of the Plan

        The Plan may be amended, in whole or in part, from time-to-time, by the Board of Directors of the Employer; provided that no amendment may be adopted without the consent of the Participant while he is an employee of the Employer.

6.4 Termination of the Plan

        The Plan may be terminated, at any time, by action of the Board of Directors; provided that the Plan may not be terminated without the consent of the Participant while he is an employee of the Employer. The termination of this Plan shall not result in the granting of any additional rights to the Participant, and Plan benefits shall be payable solely as provided under Articles IV and V.

6.5 Notices to Participants

        From time-to-time, the Employer shall provide the Participant with a statement regarding his Accrued Benefit. Further, the Participant will be provided written notice of any amendment of the Plan that affects his rights herein, and of the termination of the Plan.

6.6 Non-Alienation

        Except as required by ERISA, the right of the Participant in his Accrued Benefit hereunder shall not be subject in any manner to attachment or other legal process for the debts of the Participant, and any such benefit shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

6.7 Severability

        In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

6.8 Governing Law

        The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the internal laws of the State of Texas except to the extent superseded by federal law

6.9 Taxes

        All amounts payable hereunder shall be reduced by any and all federal, state and local taxes imposed upon the Participant which are required to be paid or withheld by the Employer or any other payor of Plan benefits.

6.10 Waiver

        Neither the failure nor any delay on the part of the Employer or the Committee to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to the Employer or the Committee at law or in equity.

        IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising the Plan, NATIONAL WESTERN LIFE INSURANCE COMPANY, as the Employer, has caused its seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto authorized this 15th day of December, 2005.

ATTEST:	NATIONAL WESTERN LIFE
INSURANCE COMPANY

/S/ Margaret Simpson		/S/James P. Payne

Asst. Secretary	Name:	James P. Payne

	Title:	Sr. VP - Secretary